UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit AeroSystems Holdings, Inc. (the “Company”) was held on May 1, 2012. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Nine persons were nominated by the Board for election as directors of the Company, each to hold office for a one year term expiring at the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The votes cast for, or withheld, as well as abstentions and broker non-votes, with respect to, each nominee, all of whom were elected, were as follows:

		Votes
Name of Director	Votes For	Withheld/Abstentions	Broker Non-Votes
Charles L. Chadwell	328,451,982	1,033,952	6,374,835
Ivor (Ike) Evans	324,624,442	4,861,492	6,374,835
Paul Fulchino	280,369,716	49,116,218	6,374,835
Richard Gephardt	246,713,623	82,772,311	6,374,835
Robert Johnson	326,960,867	2,525,067	6,374,835
Ronald Kadish	328,372,696	1,113,238	6,374,835
Tawfiq Popatia	280,156,200	49,329,734	6,374,835
Francis Raborn	328,432,992	1,052,942	6,374,835
Jeffrey L. Turner	327,959,664	1,526,270	6,374,835

2. Ratification of Appointment of Independent Registered Public Accounting Firm. A resolution that the stockholders ratify the action of the Company’s Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012 was submitted to, and voted upon by, the stockholders. There were 326,740,241 votes in favor of, and 107,754 votes against, said resolution. The holders of 9,012,774 votes abstained and there were no broker non-votes. Having received the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the resolution was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 7, 2012	By:	/s/ Douglas C. Stuhlsatz
		Name:	Douglas C. Stuhlsatz
		Title:	Interim General Counsel and Acting Secretary